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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 16, 2012 with respect to the carve out financial statements of Element Petroleum, LP's Permian Basin Operations as of and for the nine months ended September 30, 2011 in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-189109) and related Prospectus of Athlon Energy Inc.

        /s/ UHY LLP

Houston, Texas
July 22, 2013

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm